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                                                                    EXHIBIT 99.1

                        REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
and Shareholders of First Liberty Financial Corp.

We have audited the supplemental consolidated statements of financial condition of First Liberty Financial Corp. as of September 30, 1998 and 1997, and the related supplemental consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for each of the three years in the period ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental financial statements give retroactive effect to the merger of First Liberty Financial Corp. and Vidalia Bankshares, Inc. on April 1, 1999, which has been accounted for as a pooling of interests as described in notes 1 and 3 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of First Liberty Financial Corp. after financial statements covering the date of consummation of the business combination are issued.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Liberty Financial Corp. at September 30, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended September 30, 1998, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.


PricewaterhouseCoopers LLP


Atlanta, Georgia
July 14, 1999



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